EXHIBIT 10.13


                    EMPLOYEE INVENTIONS, CONFIDENTIALITY AND
                              NONCOMPETE AGREEMENT

      This Agreement ("Agreement") is entered into effective as of the 14th day of April, 1997, between RSI Systems, Inc., a Minnesota corporation (the "Company") and ___________ ("Employee").

      WHEREAS, the Company desires to obtain reasonable protection against unfair competition and reasonable protection of it's proprietary and confidential trade secrets, inventions and other business information that have been or will be developed and acquired at substantial expense; and

      WHEREAS, as a condition to the employment of the Employee by the Company, and for other good and valuable consideration, including the grant of options to purchase shares of capital stock of the Company, the Employee has agreed to be bound by the terms and conditions of this Agreement in connection with the Employee's employment relationship with the Company;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Inventions.

            (a) "Inventions," as used in this Section 1, means any discoveries, improvements and ideas (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors, or conceives (either alone or with others) and that:

                  (i) concern directly the Company's business or the Company's present or demonstrably anticipated future research or development;

                  (ii) result from any work the Employee performs for the
            Company;

                  (iii) use the Company's equipment, supplies, facilities or trade secret information; or

                  (iv) the Employee develops during the time the Employee is performing employment duties for the Company.

            (b) The Employee agrees that all Inventions made, authored or conceived by the Employee during the term of the Employee's employment with the Company will be the Company's sole and exclusive property. The Employee will, with respect to any Invention:



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                  (i) keep current, accurate, and complete records, which will belong to the Company and will be kept and stored on the Company's premises while the Employee is employed by the Company;

                  (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing (and without request);

                  (iii) assign (and the Employee does hereby assign) to the
            Company all of the Employee's rights to the Invention, any applications the Employee makes for patents or copyrights in any country, and any patents or copyrights granted to the Employee in any country; and

                  (iv) acknowledge and deliver promptly to the Company any
            written instruments, and perform any other acts necessary in the Company's opinion to preserve property rights in the Invention against forfeiture, abandonment or loss and to obtain and maintain letters patent and/or copyrights on the Invention and to vest the entire right and title to the Invention in the Company.

      The requirements of this subsection 1(b) do not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, and (1) which does not relate directly to the Company's business or to the Company's actual or demonstrably anticipated research or development, or (2) which does not result from any work the Employee performed for the Company. With respect to any obligations performed by the Employee under this subsection 1(b) following termination of employment, the Company will pay the Employee reasonable hourly compensation (consistent with the last base salary) and will pay or reimburse all reasonable out-of-pocket expenses.

      2. Confidential Information.

            (a) "Confidential Information," as used in this Section 2, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. Confidential Information includes trade secrets, confidential or secret designs, processes, formulas, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer, client, prospective customer, prospective client or supplier lists, any confidential or secret development or research work of the Company, or any other Confidential Information or secret aspects of the business of the Company. Confidential Information includes any information that the Employee reasonably considers Confidential Information, or that the Company treats as Confidential Information (whether the Employee or others originated it and regardless of how the Employee obtained it).

            (b) Except as specifically authorized by an authorized officer of the Company or by written Company policies, the Employee will never, either during or after the Employee's employment by the Company, use or disclose Confidential



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      Information to any person not authorized by the Company to receive it.
      When the Employee's employment with the Company ends, the Employee will promptly deliver to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information, including all copies, reproductions and specimens of the Confidential Information in the Employee's possession, regardless of who prepared them, and will promptly deliver any other property of the Company in the Employee's possession, whether or not Confidential Information.

      3. Competitive Activities. The Employee agrees that during the term of the Employee's employment with the Company and for a period of one year after the Employee's employment with the Company ends:

            (a) The Employee will not alone, or in any capacity with another firm:

                  (i) directly or indirectly own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business that competes with the Company's business as the Company has conducted it during the five years before the Employee's employment with the Company ends, within any state in the United States or within any country in which the Company directly or indirectly markets or services products or provides services;

                  (ii) in any way interfere or attempt to interfere with the
            Company's relationships with any of its current or potential customers; or

                  (iii) employ or attempt to employ any of the Company's then employees on behalf of any other person or entity competing with the Company.

            (b) The provisions of this Section 3 shall not prevent the Employee from seeking employment which would be competitive during such one-year period so long as such employment commences after the expiration of such period. The Employee agrees to provide a copy of this Agreement to any employer with which the Employee accepts employment during the term of the covenant not to compete set forth above, whether or not the Employee believes that any such other employment may be in violation of this Agreement.

      4. Specific Enforcement. The Employee understands that if the Employee fails to fulfill the Employee's obligations under this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, the Employee hereby consents to the specific enforcement of this Agreement by the Company through an injunction or restraining order issued by an appropriate court.



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      5. Miscellaneous.

            (a) Modification. This Agreement may be modified or amended only by a writing signed by both the Company and the Employee.

            (b) Governing Law. The laws of Minnesota will govern the validity, construction and performance of this Agreement. Any legal proceedings related to this Agreement will be brought in an appropriate Minnesota court, and both the Company and the Employee hereby consent to the exclusive jurisdiction of that court for this purpose.

            (c) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

            (d) Waivers. No failure or delay by either the Company or the Employee in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Employee of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

            (e) Captions. The headings in this Agreement are for convenience only and do not affect this Agreement's interpretation.

            (f) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and sent by registered first-class mail, postage prepaid, and shall be effective five days after mailing to the addresses stated at the beginning of this Agreement. These addresses may be changed at any time by like notice.

      IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.



RSI SYSTEMS, INC.                                       EMPLOYEE


By________________________________           ___________________________________
                                             (Signature)

Its_______________________________           ___________________________________
                                             (Print Name)


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                                        I have received a copy of this Agreement

                                        ________________________________________
                                        Employee

                                        Date____________________________________